EXHIBIT 99

                              FOR IMMEDIATE RELEASE

      Dr. Mark S. Gold resigns as Director of SVB Financial Services, Inc.
                            and Somerset Valley Bank

Somerville, NJ...December 30, 1999 Robert P. Corcoran, President and CEO of SVB Financial Services, Inc. and Somerset Valley Bank, announced today that Dr. Mark
S. Gold, of Jacksonville, Florida, has resigned from the Board of Directors, effective Monday, December 27, 1999.

         "Dr. Gold was one of the founding incorporators of the Bank and a valued director. His counsel will be missed," said Corcoran.

         Somerset Valley Bank operates offices in Somerville (2), Hillsborough, Bridgewater, Manville, and at the Arbor Glen Retirement Community. The Bank expects to open branches on Route 34 near Lloyd Road in Aberdeen Township, in January 2000, and Allen Road in Bernards Township, in February 2000. The Bank recently received approval to establish a branch in a shopping center on Oak Tree Road in Edison, New Jersey. Through a joint venture with PDK Financial, known as Somerset Valley Financial LLC, the Company offers life, health and disability insurance services along with financial planning and retirement services.

         SVB Financial Services, Inc. is traded on the NASDAQ National Market under the trading symbol SVBF and can be accessed via the Internet at www.somersetvalleybank.com.